1 EXHIBIT 99.3 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS INTRODUCTION On December 2, 2023, MACOM Technology Solutions Holdings, Inc. (“MACOM”) completed its acquisition (the “Business Combination”) of the radio frequency business (the “RF Business”) of Wolfspeed, Inc. (the “Seller”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) entered into with the Seller on August 22, 2023. The following unaudited pro forma condensed consolidated combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed consolidated combined financial statements are based on MACOM’s historical audited consolidated financial statements and the historical combined carve-out financial statements of the RF Business, as adjusted to give effect to the Business Combination and related transactions. The historical financial statements of MACOM were prepared based on a 52- or 53-week fiscal year ending on the Friday closest to the last day of September, which was September 29, 2023 fiscal year-end. The historical financial statements of the RF Business were prepared based on a 52- or 53-week fiscal year ending on the last Sunday in the month of June, which was June 25, 2023 fiscal year-end. Following the consummation of the Business Combination, the RF Business is consolidated into the financial statements of MACOM using the same fiscal year-end as MACOM. The unaudited pro forma condensed consolidated combined balance sheet as of September 29, 2023 combines the historical balance sheet of MACOM as of September 29, 2023 and the historical combined carve-out balance sheet of the RF Business as of September 24, 2023, on a pro forma basis as if the Business Combination had been consummated on September 29, 2023. The unaudited pro forma condensed consolidated combined statements of operations for the year ended September 29, 2023 give pro forma effect to the Business Combination as if it was completed on October 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated combined statements of operations for the year ended September 29, 2023 combines the historical operations of MACOM for the year ended September 29, 2023 and the historical audited combined carve-out statements of operations of the RF Business for the year ended June 25, 2023. The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with: • the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements; • the historical audited consolidated financial statements of MACOM as of and for the year ended September 29, 2023; • the historical audited combined carve-out financial statements of the RF Business as of and for the year ended June 25, 2023, included in Exhibit 99.1 to this Current Report on Form 8-K/A; • the historical unaudited combined carve-out financial statements of the RF Business as of and for the three months ended September 24, 2023, included in Exhibit 99.2 to this Current Report on Form 8-K/A; and • other information relating to MACOM and to the RF Business included elsewhere or incorporated by reference in this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

(in thousands)

	Historical				
	MACOM	RF Business	Transaction Accounting Adjustments		Pro Forma Balance Sheet
	September 29, 2023	September 24, 2023			
ASSETS					
Current assets:					
Cash and cash equivalents	$ 173,952	$ -	$ (75,000)	5(a)	$ 98,952
Short-term investments	340,574	-	-		340,574
Accounts receivable, net	91,253	26,717	(26,717)	5(b)	91,253
Inventories	136,300	64,982	(29,519)	5(b)	161,172
			(10,591)	5(c)	
Prepaid and other current assets	19,114	4,467	(4,317)	5(b)	19,264
Total current assets	761,193	96,166	(146,144)		711,215
Property and equipment, net	149,496	39,030	(12,555)	5(b)	185,028
			9,057	5(d)	
Goodwill	323,398	-	-		323,398
Intangible assets, net	66,994	5,806	(5,806)	5(b)	126,994
			60,000	5(e)	
Deferred income taxes	218,107	-	-		218,107
Other long-term assets	34,056	6,321	19,450	5(f)	61,298
			1,330	5(g)	
			1,322	5(h)	
			(1,941)	5(i)	
			760	5(j)	
Total assets	$ 1,553,244	$ 147,323	$ (74,527)		$ 1,626,040
LIABILITIES AND STOCKHOLDERS' EQUITY					
Current liabilities:					
Current portion of finance lease obligations	$ 1,162	$ -	$ -		$ 1,162
Accounts payable	24,966	41,959	(41,959)	5(b)	24,966
Accrued liablities	57,397	11,406	(3,635)	5(b)	72,805
			631	5(h)	
			(157)	5(i)	
			7,163	5(k)	
Total current liabilities	83,525	53,365	(37,957)		98,933
Finance lease obligations, less current portion	31,776	-	-		31,776
Financing obligation	9,307	-	-		9,307
Long-term debt	447,134	-	-		447,134
Other long-term liabilities	33,902	4,883	(11)	5(b)	37,681
			691	5(h)	
			(1,784)	5(i)	
Total liabilities	605,644	58,248	(39,061)		624,831
Stockholders' equity:					
Partners capital	-	89,075	(89,075)	5(l)	-
Preferred stock	-	-	-		-
Common stock	71	-	1	5(a)	72
Treasury stock, at cost	(330)	-	-		(330)
Accumulated other comprehensive loss	(3,635)	-	-		(3,635)
Additional paid-in capital	1,214,203	-	60,771	5(a)	1,274,974
Accumulated deficit	(262,709)	-	(7,163)	5(k)	(269,872)
Total stockholders' equity	947,600	89,075	(35,466)		1,001,209
Total liabilities and stockholders' equity	$ 1,553,244	$ 147,323	$ (74,527)		$ 1,626,040

2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Historical						
	MACOM		RF Business				
	For the year ended				Transaction Accounting Adjustments		Pro Forma Statement of Operations
	September 29, 2023		June 25, 2023				
Revenue	$	648,407	$	163,698	$ -		$ 812,105
Cost of revenue		262,610		132,463	2,900	6(a)	405,718
					(6,517)	6(b)	
					14,344	6(c)	
					313	6(d)	
					(395)	6(e)	
Gross profit		385,797		31,235	(10,645)		406,387
Operating expenses:							
Research and development		148,545		65,995	(11)	6(b)	215,171
					(61)	6(c)	
					703	6(f)	
Selling, general and administrative		129,852		54,707	889	6(b)	196,545
					3,934	6(c)	
					7,163	6(g)	
Project and transaction costs		-		15,524	-		15,524
Total operating expenses		278,397		136,226	12,617		427,240
Income (loss) from operations		107,400		(104,991)	(23,262)		(20,853)
Other income (expense):							
Interest income		20,807		-	-		20,807
Interest expense		(12,384)		-	-		(12,384)
Other (expense) income, net		(665)		(313)	-		(978)
Total other income (expense), net		7,758		(313)	-		7,445
Income (loss) before income taxes		115,158		(105,304)	(23,262)		(13,408)
Income tax expense		23,581		171	-		23,752
Net income (loss)	$	91,577	$	(105,475)	$ (23,262)		$ (37,160)
Net income (loss) per share attributable to common shares —basic	$	1.29				6(h)	$ (0.52)
Net income (loss) per share attributable to common shares —diluted	$	1.28				6(h)	$ (0.52)
Weighted average common shares outstanding—basic		70,801				6(h)	71,513
Weighted average common shares outstanding—diluted		71,503				6(h)	71,513

3

4 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS 1. Description of the Business Combination On December 2, 2023, MACOM completed the acquisition of certain assets and specified liabilities of the RF Business, in accordance with the Purchase Agreement with the Seller, which will be accounted for as a business combination. The RF Business includes a portfolio of GaN on Silicon Carbide products used in high performance radio frequency and microwave applications. As part of the Business Combination, we expect to assume control of a wafer fabrication facility in Research Triangle Park, North Carolina (the “RTP Fab”) approximately two years following the closing of the Business Combination (the “RTP Fab Transfer”). Prior to the RTP Fab Transfer, the Seller will continue to operate the facility and supply wafer product and other fabrication services to us pursuant to various agreements entered into between the parties concurrently with the closing of the Business Combination. In addition, MACOM will lease an identified office space at the RTP Fab until the RTP Fab is conveyed to MACOM. Total purchase consideration for the acquisition of the RF Business consisted of: (i) $75 million in cash; and (ii) 711,528 shares of the MACOM’s common stock, par value of $0.001 per share, with a fair value of $60.8 million at closing of the Business Combination based on the Nasdaq closing price for MACOM’s common stock on December 1, 2023. If the RTP Fab has not transferred to MACOM by the fourth anniversary of the closing date, the Seller will forfeit 25% of the share consideration. The purchase consideration is subject to working capital and other adjustments as provided in the Purchase Agreement. 2. Basis of Pro Forma Presentation The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the Business Combination. The unaudited pro forma condensed consolidated combined financial statements are based on the MACOM’s historical audited consolidated financial statements and the RF Business’s historical combined carve-out financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed consolidated combined balance sheet as of September 29, 2023 combines the historical balance sheet of MACOM as of September 29, 2023 and the historical combined carve-out balance sheet of the RF Business as of September 24, 2023, on a pro forma basis as if the Business Combination had been consummated on September 29, 2023. The unaudited pro forma condensed consolidated combined statements of operations for the year ended September 29, 2023 give pro forma effect to the Business Combination as if it was completed on October 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated combined statements of operations for the year ended September 29, 2023 combines the historical operations of MACOM for the year ended September 29, 2023 and the historical combined carve-out statements of operations of the RF Business for the year ended June 25, 2023. The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with MACOM considered the accounting acquirer of the Seller’s RF Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying assets acquired and liabilities assumed by MACOM based on their respective fair market values. Any excess of total consideration transferred over the fair value of the net assets acquired would be recorded as goodwill in these pro-forma financial statements. Refer below to Note 3, Accounting Treatment for the Business Combination.

5 Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements. The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. MACOM and the Seller have not had any historical trading relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. 3. Accounting Treatment for the Business Combination MACOM is the legal acquiror of the RF Business. For accounting purposes, the transaction will be accounted for using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). As such, the RF Business will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, MACOM’s stockholders have a majority of the voting power of the combined company, MACOM controls a majority of the governing body of the combined company, and MACOM’s senior management comprises the majority of the senior management of the combined company upon consummation of the Business Combination. Accordingly, for financial reporting purposes, the assets and liabilities of MACOM were stated at historical carrying values and its consolidated financial statements were presented as the predecessor to the combined company in the historical financial statements following the consummation of the Business Combination. Furthermore, for accounting purposes, the assets and liabilities of the RF Business were recorded at their fair values measured as of the acquisition date, and the excess of total consideration transferred over the fair value of the net assets acquired would be recorded as goodwill in the unaudited pro forma condensed consolidated combined balance sheet. The results of the RF Business will be presented within the consolidated results of MACOM from the date of the Business Combination going forward. 4. Preliminary Estimated Purchase Price and Purchase Price Allocation Because the Business Combination occurred relatively recently, the magnitude of the transaction and there is significant information to be obtained and analyzed, management performed preliminary fair value estimates for the purchase price allocation as of the date of this Current Report on Form 8-K/A. These estimates may change during the allowable measurement period, which is up to the point management obtains and analyzes the information that existed as of the date of the Business Combination necessary to determine the fair values of the assets acquired and liabilities assumed, but in no case to exceed more than one year from the date of the Business Combination. MACOM estimated the preliminary fair value of the RF Business assets and liabilities based on discussions with the Seller’s management, preliminary valuation studies, due diligence, and information presented in the Seller’s public filings. The final purchase price and purchase price allocation may be different than what is presented herein, and such differences could be material. Preliminary Estimated Purchase Price The following table summarizes the preliminary estimate of the purchase consideration (in thousands, except per share amount): Cash purchase consideration 75,000$ Number of shares of MACOM common stock issued at closing 711,528 MACOM closing stock price on acquisition date 85.41$ Equity purchase consideration 60,772 Fair value of total consideration transferred 135,772$

6 Preliminary Estimated Purchase Price Allocation The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed as of December 2, 2023 (in thousands): 5. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows: Pro forma Transaction Accounting Adjustments (a) Reflects a pro forma adjustment to record consideration transferred that consists of: • Cash consideration of $75 million • Equity consideration of $60.8 million, consisting of 711,528 shares of MACOM’s common stock, par value of $0.001 per share issued to the Seller at closing of the Business Combination. (b) Reflects a pro forma adjustment to eliminate the RF Business assets and liabilities that were excluded from the Business Combination pursuant to the Purchase Agreement. (c) Reflects the pro forma adjustments to historical amounts to record the preliminary estimated fair value of inventory (see Note 6(a) below). (d) Reflects the pro forma adjustments to historical amounts to record the preliminary estimated fair value step up to the carrying value of property and equipment (see Note 6(b) below). (e) Reflects the pro forma adjustments to historical amounts to record the estimated fair value of intangible assets (see Note 6(c) below). Below is a summary of identifiable intangible assets acquired in the Business Combination based on the preliminary purchase price allocation: (f) Reflects a pro forma adjustment to record the preliminary estimated fair value of the prepayment for inventory and equipment at the RTP Fab to be conveyed to MACOM and an estimate for employee-related liabilities to be assumed by MACOM in approximately two years following the closing of the Business Combination pursuant to the Purchase Agreement, as follows (in thousands): Prepaid expenses and other current assets 160$ Inventory 23,574 Property and equipment 35,415 Intangible assets 60,000 Other non-current assets 26,185 Total assets acquired 145,334 Accrued expenses and other current liabilities (6,474) Other long-term liabilities (3,088) Total liabilities assumed (9,562) Net assets acquired 135,772$ Fair value as of acquisition date Weighted Average Amortization Period (in thousands) (in years) Technology 22,000$ 4.8 Customer relationships 21,500 8.8 Favorable contract 15,000 2.0 Backlog 1,500 0.8 Total 60,000$ 5.4

7 (g) Reflects a pro forma adjustment to represent the below market component of the operating leases assumed by MACOM on the acquisition date (see Note 6(d) below). (h) Reflects a pro forma adjustment to record right-of-use assets and lease liabilities related to the RTP FAB office space lease MACOM entered into with the Seller concurrently with the Business Combination. The office space lease terminates upon conveyance of the RTP Fab operations to MACOM approximately two years following the closing of the Business Combination pursuant to the Purchase Agreement (see Note 6(f) below). (i) Reflects pro-forma adjustment to adjust right-of-use assets and lease liabilities for the operating leases assumed in the Business Combination to measure the lease liabilities at the present value of the remaining lease payments, as if the acquired leases were new leases of MACOM at the acquisition date. (j) Reflects a pro forma adjustment to record a contingent asset. (k) Reflects a pro forma adjustment of approximately $7.2 million of MACOM’s non-recurring estimated transaction costs to be incurred after September 29, 2023 consisting of advisory, legal, accounting and auditing fees and other professional fees. Estimated total transaction costs of approximately $11.3 million, inclusive of $4.1 million incurred prior to September 29, 2023, are anticipated to be paid in connection of the Business Combination, of which $0.2 million is accrued on the historical financial statements of MACOM. Transaction costs are expensed as incurred in accordance with ASC 805. The adjustment related to unrecorded transaction costs is included as an increase to accrued expenses and increase to accumulated deficit (see Note 6(g) below). (l) Reflects a pro forma adjustment to eliminate the Seller’s historical capital in the RF Business. 6. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows: Pro forma Transaction Accounting Adjustments (a) Reflects the pro forma adjustment to record cost of goods sold based on the fair value step-up of inventory and inventory cycle period of 12 months (see Note 5(c) above). (b) Reflects the pro forma adjustments to eliminate historical depreciation expense related to the equipment at the RTP Fab to be conveyed to MACOM at the end of the two-year period and to record depreciation expense related to the fair value adjustment to the acquired property and equipment based on the estimated remaining useful lives (see Note 5(d) above). (c) Reflects the pro forma adjustments to eliminate historical amortization expense and to record amortization expense based on the fair value of the acquired intangible assets and the estimated useful lives (see Notes 5(e) above). Prepayment for inventory at RTP Fab 6,350$ Prepayment for RTP Fab equipment 14,100 Estimated liability to be assumed for employee-related liabilities (1,000)$ Total prepayment for long-term assets and liabilities 19,450$ Depreciation included in cost of revenue To eliminate historical depreciation related to equipment at RTP Fab (7,604)$ To record additional depreciation expense related to the fair value step up 1,087 Total pro-forma adjustment (6,517)$ Depreciation included in research and development expenses To eliminate historical depreciation related to equipment at RTP Fab (11)$ Depreciation included in selling, general and administrative expenses To record additional depreciation expense related to the fair value step up 889$

8 (d) Reflects a pro forma adjustment to record amortization of the below market component of the operating leases assumed by MACOM on the acquisition date (see Note 5(g) above). (e) Reflects a pro-forma adjustment to reduce historical rent expense in connection with the pro-forma adjustment to adjust right-of-use assets and lease liabilities for the operating leases assumed in the Business Combination to measure the lease liabilities at the present value of the remaining lease payments, as if the acquired leases were new leases of MACOM at the acquisition date (see Note 5(i) above). (f) Reflects the pro forma adjustment to record rent expense for the lease of the RTP Fab office space MACOM entered into with the Seller concurrently with the Business Combination (see Note 5(h) above). (g) Reflects a pro forma adjustment to record MACOM’s estimated non-recurring transaction costs not yet recognized within the historical financial information presented of approximately $7.2 million to be expensed as if incurred on October 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed consolidated combined statement of operations (see Note 5(k) above). (h) The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of the Buyer’s shares issued and outstanding as if the Business Combination occurred on October 1, 2022. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entirety of the period presented. The total number of weighted average common shares outstanding, basic, as adjusted is equal to the total number of weighted average common shares outstanding, diluted, as adjusted as the pro-forma earnings of the combined companies result in net loss, and, therefore, increasing the number of MACOM’s common shares issued to the Seller in connection with the Business Combination would be anti-dilutive. Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended September 29, 2023 - basic and diluted are calculated as follows (in thousands): Amortization included in cost of revenue To eliminate historical amortization related to patent and licensing rights (539)$ To record amortization expense for intangible assets acquired 14,883 Total pro-forma adjustment 14,344$ Amortization included in research and development expenses To eliminate historical amortization related to patent and licensing rights (61)$ Amortization included in selling, general and administrative expenses To record amortization expense for intangible assets acquired 3,934$ Weighted average common shares outstanding - basic, as reported 70,801 MACOM common stock issued to Wolfspeed in connection with the Business Combination 712 Total numbers of weighted average common shares outstanding - basic, as adjusted 71,513 Weighted average common shares outstanding - diluted, as reported 71,503 Total numbers of weighted average common shares outstanding - diluted, as adjusted 71,513